Exhibit (10) (xxiii)

COOPER TIRE & RUBBER COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT

This Participation Agreement (the “Participation Agreement”) is between the undersigned,             (the “Participant”) and Cooper Tire & Rubber Company (the “Company”), and is subject to all of the terms and conditions of the Cooper Tire & Rubber Company Executive Deferred Compensation Plan (the “Plan”) including required amendments to conform to the newly enacted Internal Revenue Code Section 409A deferred compensation law and regulations. By signing this Participation Agreement, the Participant is expressing a desire to participate in the Plan and agrees to be bound by the provisions of the Plan. CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE PLAN.

I DO WISH TO PARTICIPATE IN THE PLAN, AND I HEREBY MAKE THE FOLLOWING ELECTIONS IN ACCORDANCE WITH THE TERMS OF THE PLAN:

This Participation Agreement is effective for the 2012 Plan Year, ending December 31, 2012 and each subsequent Plan Year, unless changed or terminated by the Participant in accordance with the terms of the Plan.

1.	Deferral Election. The Participant elects to defer:

(a)	$ (per pay period) or % of Base Salary;

(b)	$ or % of any annual cash incentive award, beginning with the cash incentive award for the year 2011, or if any annual cash incentive award is in excess of $ (“Annual Floor Amount”), then $ or % of any award in excess of such Annual Floor Amount; and

(c)	$ or % of any multi-year cash incentive bonus, beginning with the multi-year cash incentive bonus for the XXXX-XXXX plan performance periods, or if any multi-year cash incentive bonus is in excess of $ (“Multi-Year Floor Amount”), then $ or % of any award in excess of such Multi-Year Floor Amount, which would otherwise be earned by and payable to the Participant (the amounts deferred under subparagraphs (a), (b) and (c), together with income or losses on such amounts, shall collectively be referred to as the “Deferral”), and further agrees that each election made under this Section 1 shall not be less than $10,000 annually, as required by Section 4 of the Plan.

Except as provided in Appendix I or Appendix II to this Participation Agreement, the Participant elects to receive distribution of such Deferral in the form specified in Section 2. Such distribution will be made or will commence within thirty (30) days following the end of the Accounting Period for the Plan in which his Settlement Date occurs. (A Participant’s Settlement Date is the date on which his or her employment with the Company terminates.) If Participant is a “Key Employee” under the Plan, distributions based upon a separation from service may be subject to a six month delay in distributions.

2.	Form of Distribution. The Participant elects that the Deferral shall be distributed:

❑	In a single payment;

❑	In annual installments (may not exceed 10); or

❑	A combination of % in a single payment and % in annual installments (may not exceed 10).

Provided, however, that each installment payment is not less than $10,000.

3.	Investment Preference Request. By completing the table set forth below, the Participant advises the Administrator that he or she desires to be credited with earnings as if the amounts deferred under the Plan were invested in accordance with the investment funds set forth in the table below. These are the same funds as are available under the Company’s Spectrum Investment Savings Plan. The percentages selected must be in multiples of 5%.

Future Deferral	Investment Fund
___________%	PRIMCO PRIMCO Stable Value Fund

___________%	Multiple-Sub Advisors Principal Life Time Strategic Income Separate Account

___________%	Multiple-Sub Advisors Principal Life Time 2010 Separate Account

___________%	Multiple-Sub Advisors Principal Life Time 2020 Separate Account

___________%	Multiple-Sub Advisors Principal Life Time 2030 Separate Account

___________%	Multiple-Sub Advisors Principal Life Time 2040 Separate Account

___________%	Multiple-Sub Advisors Principal Life Time 2050 Separate Account

___________%	Allegiant PNC Large Cap Value I Fund

___________%	Alliance Bernstein LP LargeCap Value III Separate Account

___________%	Columbus Circle Investors LargeCap Growth Separate Account

___________%	Principal Global Investors LargeCap S&P 500 Index Sep Acct-Instl

Future Deferral	Investment Fund
___________%	Turner Mellon Jacobs Levy Mid Cap Growth III Separate Account

___________%	Fidelity (Pyramis Global Adv) International I Separate Account

___________%	Principal Global Investors Diversified International Separate Account

___________%	Cooper Tire & Rubber Company Stock Fund

100%	TOTAL

The Participant acknowledges that the Committee may, but is under no obligation to, direct the amount credited to his Account in accordance with his Request.

The Participant acknowledges that, pursuant to the terms of the Plan,

(a)	If the Participant, during any time that such Participant is an Insider Participant (meaning that he or she is required to report his or her stock transactions pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934), chooses pursuant to a Request to have any portion of the amounts subsequently credited to his or her Account deemed to be invested in the Cooper Tire & Rubber Company Stock Fund (the “Common Stock Fund”), such amount will be deemed invested in the PRIMCO Stable Value Fund until six (6) months after the date such Request is first effective, at which time such amount (together with the earnings accrued thereon) will automatically be deemed to be invested in the Common Stock Fund;

(b)	A Request, unless modified as described below, shall apply to all amounts credited to his or her Account for the Plan Year for which the Request is first made and for each subsequent Plan Year. A Request may be changed with respect to amounts previously credited to his or her Account as of the date of the Request and/or amounts subsequently credited to the Account, by giving the Administrator appropriate written notice in such manner as is determined by the Administrator. The allocations contained in a Request made with respect to previously-credited amounts need not be the same as those made with respect to amounts subsequently credited to a Participant’s Account. Any such modified Request shall be effective upon processing by the Administrator, which shall be not later than the fifth business day following the day the Request is received by the Administrator; provided, however, that

(i)	if the Request is modified during any time that the Participant is an Insider Participant, such that the deemed investment of any portion of the amounts previously credited to his or her

Account is changed from any of the other Investment Funds to the Common Stock Fund, such portion will be deemed to be invested in the PRIMCO Stable Value Fund until six (6) months after the date such modified Request is first effective, at which time such portion (together with the earnings accrued thereon) will automatically be deemed to be invested in the Common Stock Fund, and

(ii)	if the Request is modified during any time that the Participant is an Insider Participant, such that the deemed investment of any portion of the amounts previously credited to his or her Account is changed from the Common Stock Fund to any of the other Investment Funds, such portion will continue to be deemed to be invested in the Common Stock Fund until six (6) months after the date such modified Request is first effective, at which time such portion (together with any dividends accrued or paid thereon) will automatically be deemed to be invested in accordance with such modified Request.

4.	Beneficiary Designation. The Participant elects to have any undistributed balance credited to his or her Account under the Plan upon death paid in a lump sum to the following Beneficiary:

Name:

Relationship:

Address:

If the Beneficiary is a trust or other legal entity, please so indicate.

A Participant who would like to name more than one Beneficiary should contact the Administrator regarding such request.

If the Beneficiary predeceases the Participant, the following person is designated as contingent Beneficiary to receive any such unpaid balance:

Name:

Relationship:

Address:

5.	Participant Acknowledgment and Signature. The Participant understands that participation in the Plan is subject to the terms and conditions contained in the Plan, and acknowledges having received a copy of the Plan and a summary of its provisions. The Participant understands that (i) the Deferral Election made in Section 1 of this Agreement is irrevocable during a Plan Year and will remain in effect from Plan Year to Plan Year unless and until it is changed or terminated in accordance with the terms of the Plan; (ii) subject to Section 3, the amounts which are credited to his or her Account under the Plan will be, for purposes of crediting earnings and losses to such amounts, deemed to be allocated among the Investment Funds designated by the Committee under the Plan in the same manner as indicated in his or her investment Request under the Plan; and (iii) the Beneficiary designation may be changed at any time by filing a subsequent designation with the Administrator.

The Participant understands that any Deferrals under the Plan are assets of the Company, are not segregated in a separate account solely for the Participant’s benefit, are not actually invested in the investment funds selected by the Participant, and may be subject to the claims of the Company’s creditors or used to discharge other legal obligations in the event the Company is declared insolvent or in the event of a bankruptcy.

IN WITNESS WHEREOF, the Participant has executed this Participation Agreement on the             day of             , 20    .

Print Name of Participant	Signature of Participant

Received and accepted by the Administrator of the Cooper Tire & Rubber Company Executive Deferred Compensation Plan this             day of             , 20    .

Signature of Administrator or Authorized Representative

COOPER TIRE & RUBBER COMPANY

INVESTOR CERTIFICATE

A.	Name:

Title:

B.	State of Resident

Please identify the state in which you currently reside:

C.	Signature

BY SIGNING BELOW I AM CERTIFYING THAT THE ABOVE FACTS AS WELL AS THE REPRESENTATIONS AND WARRANTIES SET FORTH ON THE BACK HEREOF ARE TRUE AND ACCURATE AS OF THE DATE OF MY SIGNATURE.

Date:
Signature of Investor

REPRESENTATION AND WARRANTIES

In signing the front hereof I represent and warrant as follows:

a. I am a bona fide resident of the State indicated on the front hereof.

b. I have such knowledge and experience in financial and business matters that I am capable of protecting my own interest in connection with my decision to participate in the Cooper Tire & Rubber Company Executive Deferred Compensation Plan (the “Plan”) and to invest and re-invest amounts credited to my account under the Plan and in evaluating the merits and risks of participation in the Plan. I will advise you if in the future I believe this representation is no longer correct.

c. I have received Cooper Tire & Rubber Company’s (the “Company”) most recent Annual Report to Stockholders, Proxy Statement and Form 10-K and any Forms 10-Q or 8-K filed since issuance of the last Annual Report or Form 10-K. I have been provided, to my satisfaction, the opportunity to ask questions concerning the terms and conditions of participating in the Plan and the documents provided in connection therewith, have had all such questions answered to my satisfaction and have been supplied all additional information as I have deemed necessary to evaluate this investment. I am satisfied that, whether or not I chose to utilize it, I have effective access to all material information about the Company by reason of my relationship to the Company and one or more of its officers, directors, or other participants.

d. I understand that participation in the Plan and investments and re-investments of amounts credited to my account thereunder involves a degree of risk and I am familiar with the type of investment which the same constitutes, and have reviewed such investment with tax and legal counsel to the extent that I deemed such review to be advisable. I specifically recognize that amounts credited to my account pursuant to the Plan constitute unfunded obligations of the Company.

e. I am aware that during my lifetime my right to participate and my interests in the Plan may not be transferred. I am also aware that there are very significant limitations on my ability to receive any part of my account balances. Therefore, I specifically recognize that it may not be possible to liquidate this investment readily and that it may be necessary to hold this investment for an indefinite period.

f. My participation in the offered Plan interests and investments and re-investments under the Plan are solely for my own account, for investment, and not with a view to or for any distribution, resale, subdivision or fractionalization thereof in connection with any distribution of securities within the meaning of the Securities Act of 1933, as amended. I am the sole and true party in interest and I am not participating or purchasing for the benefit of any other person, nor in a fiduciary capacity for any other person.

g. I recognize that if I have any questions or inquiries relating to the Plan, my participation in the Plan or if I need to update any of the representations or warranties here made, I may contact the Administrator of the Plan c/o the Company’s Human Resources Department or Treasurer. I am also aware that I may have a purchaser representative assist me now or at any time during my participation in the Plan.

EXECUTIVE DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT

APPENDIX I

IN-SERVICE DISTRIBUTION OF 2011 DEFERRALS

I hereby irrevocably elect to receive             % of the value of any compensation deferred by me that would otherwise have been paid to me in 2011 (including investment gains and losses on such amounts) as follows:

in one lump sum on

                                                                      (Date)

in equal annual installments (two through ten),
commencing on

                                                                 (Date)

Payment of amounts deferred in 2011 cannot be made or commence prior to January 1, 2014.

If my employment terminates for Cause, or due to my death, prior to the making or commencement of the foregoing payment to me, the entire amount will be paid in a lump sum within 30 days after the end of the Accounting Period in which the termination of employment occurs, subject to the “Key Employee” rules under the Plan and Internal Revenue Code Section 409A.

Print Name of Participant	Signature

Date

EXECUTIVE DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT

APPENDIX II

DELAYED DEFERRAL DISTRIBUTION

I hereby elect to delay beyond the date on which my employment terminates distribution of the percentage of my Deferral (including investment gains and losses) set forth below, as follows:

Percentage of Deferral to be delayed:             %

❑ I would like payment of the above amount to be made in one lump sum on                                         .

                                                                                                                                                                                (Date)

❑ I would like payment of the above amount to be made in equal annual

installments (two through ten), commencing on                                 .

                                                                                                               (Date)

I understand that the date selected under either of the options set forth above cannot be later than my 65th birthday.

If my employment terminates for Cause, or due to my death, prior to the making or commencement of the foregoing payment to me, the entire amount will be paid in a lump sum within 30 days after the end of the Accounting Period in which the termination of employment occurs, subject to the “Key Employee” rules under the Plan and Internal Revenue Code Section 409A.

Name of Participant	Signature

(Date)